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                                  Exhibit 11.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 18 of Registration Statement No. 33-73738 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company on Form N-4 of our report dated March 9, 2007 related to the financial statements of the Subaccounts comprising the Variable Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Statement of Additional Information.

Chicago, Illinois
April 26, 2007

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 18 of Registration Statement No. 33-73738 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company (the "Company") on Form N-4 of our report dated March 9, 2007 related to the consolidated financial statements of the Company, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Statement of Additional Information.

Chicago, Illinois
April 26, 2007